Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-290673 on Form S-8 and 333-284257 on Form S-1 of our reports dated March 30, 2026, relating to the financial statements of AleAnna Inc. on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche, LLP

March 30, 2026